UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the SEC Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to 14a-12

SUPER LEAGUE ENTERPRISE, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Super League Enterprise, Inc.

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

(213) 421-1920

April 3, 2026

Dear Fellow Stockholder:

You are cordially invited to attend a virtual special meeting of stockholders (the “Meeting” or the “Special Meeting”) of Super League Enterprise, Inc., a Delaware corporation (the “Company”) to be held on April 30, 2026, at 8:00 a.m., Pacific Daylight Time.

The attached Notice of Special Meeting of Stockholders and the accompanying proxy statement (the “Proxy Statement”) more fully describes the business we will conduct at the Special Meeting and provides information about us that you should consider when you vote your shares.

When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth in the Proxy Statement. You may change or revoke your proxy at any time before it is voted at the Special Meeting. Whether you plan to attend the Special Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail to ensure that your shares will be represented and voted at the Special Meeting and the presence of a quorum.

Thank you for your ongoing support. We look forward to your participation in the Special Meeting by attending virtually or by submitting your proxy.

Sincerely, Matthew Edelman Chairman and Chief Executive Officer

Super League Enterprise, Inc.

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

(213) 421-1920

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on April 30, 2026

To the Stockholders:

We are pleased to invite you to attend a Special Meeting of Stockholders (the “Meeting” or “Special Meeting”) of Super League Enterprise, Inc., a Delaware corporation (the “Company,” “us,” “we” or “our”). The Special Meeting will be a virtual-format meeting, held exclusively via the Internet at www.virtualshareholdermeeting.com/SLE2026SM on April 30, 2026, at 8:00 a.m., Pacific Daylight Time.

At the Special Meeting, we will ask stockholders to approve:

1.

To authorize, for purposes of complying with the shareholder approval requirements of Nasdaq Listing Rule 5635(a), the issuance of up to 1,161,813 shares of our common stock consisting of: (i) 71,490 shares of common stock; (ii) a pre-funded warrant to purchase 456,631 shares of common stock; (iii) a common stock purchase warrant to purchase 528,121 shares of common stock; and (iv) if earned, 105,571 shares of common stock issuable as an earnout, issuable as shares of common stock or pre-funded warrants to purchase common stock, pursuant to the terms of an Asset Purchase Agreement dated as of March 16, 2026 (the “Agreement”) by and between the Company and Esports Now, LLC (“Proposal No. 1”);

2.

To approve an adjournment of the Special Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Special Meeting to approve Proposal No. 1 (“Proposal No. 2”); and

3.	To vote upon such other matters as may properly come before the Meeting or any adjournment or postponement of the Meeting.

The foregoing proposals are more fully described in the accompanying Proxy Statement, which forms a part of this Notice of Special Meeting of Stockholders.

The close of business on March 17, 2026 (the “Record Date”) has been fixed as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any adjournments or postponements thereof. Only holders of our outstanding Common Stock, and holders of our outstanding preferred stock, par value $0.001 per share, including our Series AA Convertible Preferred Stock, Series AAA-2 Convertible Preferred Stock, and Series C Convertible Preferred Stock (collectively, the “Preferred Stock”), as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting.

You are entitled to virtually attend and vote at the Special Meeting online only if you were a stockholder as of the close of business on the Record Date or hold a valid proxy for the Special Meeting. If you are a stockholder of record, your ownership as of the Record Date will be verified prior to your virtual admittance into the Special Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the Record Date, such as an account statement or similar evidence of ownership, to virtually attend and vote at the Special Meeting. Further information about how to attend the Special Meeting virtually, vote your shares online during the Meeting and submit questions during the Meeting is included in the Proxy Statement. For instructions on how to vote your shares, please refer to your enclosed proxy card.

YOUR VOTE IS IMPORTANT

All stockholders are cordially invited to attend the Meeting virtually. However, to ensure your representation at the Meeting, you are urged to vote by Internet, telephone or postal mail in advance of the Meeting, as promptly as possible. Submitting your votes in advance of the Meeting assures that a quorum will be present at the Meeting and will prevent the Company from incurring additional expenses for duplicate proxy solicitations. Any stockholder attending the Special Meeting virtually may vote at the Meeting, even if he or she has returned a proxy prior to the Meeting.

Your vote is very important to us. Whether or not you expect to attend the Meeting virtually, we urge you to vote your shares in advance of the Meeting, as promptly as possible, online via the Internet, by telephone or by postal mail so that your shares may be represented and voted at the Meeting. If your shares are held in the name of a bank, broker, brokerage firm or other fiduciary, please follow the instructions on the voting instruction card furnished by the record holder.

Our Board of Directors recommends that you vote “FOR” Proposal No. 1 and “FOR” Proposal No. 2, if necessary, each of which is described in the accompanying Proxy Statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING:

THE PROXY STATEMENT AND OTHER PROXY MATERIALS FOR THE SPECIAL MEETING ARE AVAILABLE ONLINE VIA THE INTERNET AT: WWW.PROXYVOTE.COM

By Order of the Board of Directors,

Matthew Edelman Chairman and Chief Executive Officer

Super League Enterprise, Inc.

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

(213) 421-1920

PROXY STATEMENT

The enclosed proxy is solicited on behalf of the Board of Directors (“Board”) of Super League Enterprise, Inc., a Delaware corporation (the “Company”), for use at a special meeting of the Company’s stockholders (the “Meeting” or “Special Meeting”). The Meeting will take place exclusively in a virtual meeting format on April 30, 2026, at 8:00 a.m., Pacific Daylight Time, and will be held via the Internet at: www.virtualshareholdermeeting.com/SLE2026SM.

Beginning on or about April 3, 2026, we commenced mailing copies of this Proxy and other related materials to stockholders entitled to receive notice of and to vote at the Meeting. Please refer to these materials for instructions regarding virtual attendance at the Special Meeting and how to submit your vote for the proposals described in this Proxy Statement.

This Proxy Statement can also be accessed free of charge online as of April 3, 2026 at: www.proxyvote.com.

Voting

The specific proposals to be considered and acted upon at the Special Meeting are each described in this Proxy Statement. Only holders of our outstanding common stock, par value $0.001 per share (“Common Stock”), and holders of our outstanding preferred stock, including our Series AA Convertible Preferred Stock (the “AA Preferred”), Series AAA-2 Convertible Preferred Stock (the “AAA-2 Preferred”), and Series C Convertible Preferred Stock (the “Series C Preferred”), each series of preferred stock having a par value of $0.001 per share (collectively, the “Preferred Stock”), as of the close of business on March 17, 2026 (the “Record Date”) are entitled to notice of and to vote at the Special Meeting. As of the Record Date, there were the following shares of Preferred Stock outstanding: (i) 50 shares of Series AA Preferred; (ii) 20 shares of Series AAA-2 Preferred; and (ii) 1,153 shares of Series C Preferred.

Each holder of the Company’s voting securities is entitled, to the extent such voting securities are held by such holder on the Record Date, to: (i) one vote for each share of Common Stock held; (ii) 1 vote for each share of AA Preferred held; (iii) 4 votes for each share of AAA-2 Preferred held; and (vi) 83 votes for each share of Series C Preferred. Holders of Preferred Stock vote together with the Common Stock on an as-converted basis. As of the Record Date, outstanding shares represented 1,528,886 votes, consisting of 1,432,666 votes attributable to Common Stock and, after giving effect to the beneficial ownership limitations of our Preferred Stock, 96,220 votes attributable to Preferred Stock.

Quorum

In order for any business to be conducted at the Meeting, a quorum must be present. The presence at the Meeting, either by virtual attendance or by proxy, of the holders of shares of stock having at least one-third (1/3) majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting will constitute a quorum for the transaction of business. If you submit a properly executed proxy, regardless of whether you abstain from voting on one or more matters, your shares will be counted as present at the Special Meeting for the purpose of establishing a quorum. Shares that constitute broker non-votes will also be counted as present at the Special Meeting for the purpose of establishing a quorum. If a quorum is not present at the scheduled time of the Special Meeting, the stockholders who are present may adjourn the Special Meeting until a quorum is present. The time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken, and no other notice will be given. An adjournment will have no effect on the business that may be conducted at the Special Meeting.

Attendance at the Special Meeting

We will host the Meeting live online, via Internet webcast. To access the virtual Meeting, please go to www.virtualshareholdermeeting.com/SLE2026SM. The Internet webcast will start at 8:00 a.m., Pacific Daylight Time, on April 30, 2026.

You will have the option to log in to the virtual Meeting as a “Stockholder” with a control number or as a “Guest.” If you are a stockholder of record as of the Record Date, you may log in as a “Stockholder” using the control number and password for the Meeting, both of which can be found on your proxy card. If you are not a stockholder of record, but hold shares through an intermediary, such as a bank or broker, trustee or nominee (sometimes referred to as holding in “street name”), you may attend the Meeting as “Guest” by entering your name and email address. As a “Guest”, you will have access to the Meeting materials and will be able to ask questions during the Meeting, but you will not be able to vote during the Meeting.

If you hold your shares through an intermediary, such as a bank or broker, and you desire to vote during the Meeting, you must register in advance to attend the Meeting as a “Stockholder”. To register to attend the virtual Meeting as a “Stockholder”, you must provide proof of beneficial ownership as of the Record Date, such as an account statement, legal proxy from your broker, or similar evidence of ownership along with your name and email address to Issuer Direct.

Whether you attend the Meeting as a “Stockholder” or as a “Guest”, please allow yourself ample time for the online check-in procedures.

Questions at the Special Meeting

By accessing www.virtualshareholdermeeting.com/SLE2026SM on the Internet, our stockholders will be able to submit questions in writing in advance of or during the Meeting, vote, view the Meeting procedures, and obtain copies of proxy materials. Stockholders will need their unique control number which appears on the proxy card accompanying this Proxy Statement and the instructions that accompanied the proxy materials.

Voting

If you are a stockholder of record as of the Record Date, there are four ways you can vote:

1.	By the Internet: If you are a stockholder as of the Record Date, you may vote over the Internet by following the instructions provided on your proxy card.

2.	By Telephone: You may vote by telephone by following the instructions on your proxy card.

3.	By Postal Mail: If you requested printed copies of proxy materials and are a stockholder as of the Record Date, you may vote by mailing your proxy as described in the proxy materials.

4.

During the Meeting: You will have the ability to attend the virtual Meeting and vote online via the Internet during the Meeting. The Meeting will be a virtual only meeting and can be accessed on the Internet at www.virtualshareholdermeeting.com/SLE2026SM. Submitting a proxy will not prevent a stockholder from attending the Meeting virtually, revoking an earlier-submitted proxy in accordance with the process outlined below and voting online during the Meeting.

In order to be counted, proxies submitted electronically by telephone or the Internet must be received by 11:59 p.m., Eastern Daylight Time, on April 29, 2026. Proxies submitted by postal mail must be received before the start of the virtual Meeting.

If you hold your shares through a bank or broker, please follow their instructions.

Required Vote for Approval

The vote required for each proposal and the treatment and effect of abstentions and broker non-votes with respect to each proposal is as follows:

No.	Proposal	Vote Required

1.

To authorize, for purposes of complying with the shareholder approval requirements of Nasdaq Listing Rule 5635(a), the issuance of up to 1,161,813 shares of our common stock consisting of: (i) 71,490 shares of common stock; (ii) a pre-funded warrant to purchase 456,631 shares of common stock; (iii) a common stock purchase warrant to purchase 528,121 shares of common stock; and (iv) if earned, 105,571 shares of common stock issuable as an earnout, issuable as shares of common stock or pre-funded warrants to purchase common stock, pursuant to the terms of an Asset Purchase Agreement dated as of March 16, 2026 (the “Agreement”) by and between the Company and Esports Now, LLC (“Proposal No. 1”);

Affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. This means that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

2.	To approve an adjournment of the Meeting, if necessary, to solicit additional proxies if there are not sufficient votes at the time of the Meeting to approve Proposal No. 1 (“Proposal No. 2”)

Affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at the Meeting and entitled to vote on the subject matter. This means that the votes cast by the stockholders “FOR” the approval of the proposal must exceed the number of votes cast “AGAINST” the approval of the proposal. If a stockholder votes to “ABSTAIN,” it has the same effect as a vote “AGAINST.” Broker non-votes will have no effect on the outcome of this proposal.

Abstentions and Broker Non-Votes

An abstention represents a stockholder’s affirmative choice to decline to vote on a proposal. If a stockholder indicates on its proxy card that it wishes to abstain from voting its shares, or if a broker, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for shares, these shares will be considered present and entitled to vote at the Special Meeting. As a result, abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes “AGAINST” a proposal in cases where approval of the proposal requires the affirmative vote of a majority of the voting power present and entitled to vote at the Special Meeting. Abstaining from voting for Proposal Nos. 1 and 2 will have the same effect as a vote “AGAINST” such proposals.

A broker non-vote occurs when the beneficial owner of shares fails to provide the broker, bank or other nominee that holds the shares with specific instructions on how to vote on any “non-routine” matters brought to a vote at the stockholders meeting. In this situation, the broker, bank or other nominee will not vote on the “non-routine” matter. Broker non-votes are counted for purposes of determining whether a quorum is present and have no effect on the outcome of the matters voted upon.

Note that if you are a beneficial holder, brokers and other nominees will be entitled to vote your shares on “routine” matters without instructions from you. The ratification of the independent registered public accountants, for example, is a routine proposal. As brokers and other nominees may not vote on “non-routine” proposals, a broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. “Non-routine” matters include Proposal Nos. 1 and 2. Accordingly, we encourage you to provide voting instructions to your broker or other nominee, regardless of whether or not you plan to attend the meeting.

Voting and Revocation of Proxies

If your proxy is properly returned to the Company, the shares represented thereby will be voted at the Special Meeting in accordance with the instructions specified thereon. If you return your proxy without specifying how the shares represented thereby are to be voted, the proxy will be voted (i) FOR Proposal No. 1; and (ii) FOR Proposal No. 2 in the discretion of the proxy holders on any adjournment or postponement thereof.

You may revoke or change your proxy at any time before the Meeting by filing, with our Corporate Secretary at our principal executive offices, located at 2450 Colorado Avenue, Suite 100E, Santa Monica, California 90404, a notice of revocation or another signed proxy with a later date. You may also revoke your proxy by attending the Meeting and voting virtually. Attendance at the virtual Meeting alone will not revoke your proxy. If you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your broker or record holder to vote personally at the virtual Special Meeting.

No Appraisal Rights

The stockholders of the Company have no dissenter’s or appraisal rights in connection with any of the proposals described herein.

Solicitation

We will bear the entire cost of solicitation, including the preparation, printing and mailing of the Proxy Statement and related materials, and any other solicitation materials or services we may use in connection with the virtual Meeting or any adjournment thereof, as well as the preparation and posting of all proxy materials furnished to the stockholders in connection with the Meeting or any adjournment thereof.

Copies of any solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward the solicitation materials to such beneficial owners. In addition, we may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies may be supplemented by a solicitation, by telephone, email or other means, by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 under Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on expectations, estimates and projections as of the date of this Proxy Statement. Forward-looking statements include statements with respect to our beliefs, plans, objectives, goals, expectations, anticipations, assumptions, estimates, intentions and future performance, including, without limitation, statements regarding the principal effects of the transactions discussed under Proposals No. 1 and 2, along with the effects should such Proposals No. 1 and 2 be approved, and involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

You can identify these forward-looking statements through our use of words such as “may,” “can,” “anticipate,” “assume,” “should,” “indicate,” “would,” “believe,” “contemplate,” “expect,” “seek,” “estimate,” “continue,” “plan,” “point to,” “project,” “predict,” “could,” “intend,” “target,” “potential”, “will”, “forecast” and other similar words and expressions of the future. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from anticipated results, including, without limitation:

●	the effect of the issuance of shares of Common Stock, Common Stock Purchase Warrants, and Pre-Funded Common Stock Purchase Warrants pursuant to the Agreement;

●	the effect of the Agreement on the liquidity of our Common Stock;

●	the ability to integrate the purchased assets into our business and in realizing the expected benefits of the transactions contemplated by the Agreement;

●

the ability to integrate the purchased assets into operations, the integration of personnel, and other aspects of the purchased assets into the business of the Company, and assumption of liabilities which may be known or unknown by the Company;

●	the Company’s ability to consummate the transactions contemplated by the Agreement; and

●	our ability to regain and maintain compliance with the listing standards of Nasdaq.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this Proxy Statement. We have based these forward-looking statements largely on our current expectations about future events. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in each of Proposals No. 1 and 2, and in our other filings with the Securities and Exchange Commission (the “SEC”). In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this Proxy Statement may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.

You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this Proxy Statement to conform these statements to actual results or to changes in our expectations.

MATTERS TO BE CONSIDERED AT THE SPECIAL MEETING

PROPOSAL NO. 1

Our Board is proposing for approval by our stockholders, for purposes of complying with Nasdaq Listing Rule 5635, the issuance of an aggregate of 1,161,813 shares of common stock consisting of (i) 71,490 shares of common stock, (ii) 456,631 shares of common stock issuable upon exercise of a pre-funded common stock purchase warrant, (iii) 528,121 shares of common stock issuable upon exercise of a common stock purchase warrant, and (iv) if earned, 105,571 shares of common stock issuable as shares of common stock, or as a pre-funded common stock purchase warrant, as consideration in connection with acquisition of certain assets of Esports Now, LLC, a Delaware limited liability company, a share amount that is in excess of 20% of our outstanding common stock as of the Record Date.

The Agreement

On March 16, 2026, the Company entered into an Asset Purchase Agreement (the “Agreement”) with Esports Now, LLC, a Delaware limited liability company (“Misfits”), pursuant to which Misfits has agreed to sell to the Company, and the Company has agreed to purchase certain assets strictly consisting of the Misfits Ads Business and assume certain liabilities from Misfits associated with the Misfits Ads Business (the “Transaction”). Pursuant to the Agreement, Misfits will receive the following consideration for the Misfits Ads Business: (A) at the consummation of the transactions contemplated by the Agreement (the “Closing”): (i) a cash payment in the amount of $1.5 million (the “Closing Cash Consideration”), (ii) 71,490 shares of Common Stock (the “Closing Shares”), (iii) a pre-funded common stock purchase warrant to purchase 456,631 shares of Common Stock (the “Pre-Funded Warrant”, and the shares issuable upon exercise of the Pre-Funded Warrant, the “PFW Shares”), and (iv) a common stock purchase warrant to purchase 528,121 shares of Common Stock, with an exercise price of $18.00 (the “Warrant”, and the shares issuable upon exercise of the Warrant, the “Warrant Shares”)(the Closing Shares, the PFW Shares, and the Warrant Shares are collectively, the “Closing Share Consideration”); (B) on the one-year anniversary of the Closing, a cash payment in the amount of $300,000 (the “Delayed Cash Payment”); and (C) an earn-out, the aggregate amount which may be paid to Misfits, if earned, is up to (x) $1.2 million in cash, and (xi) 105,571 shares of Common Stock (the “Earnout Shares”, and collectively with the Closing Share Consideration, the “Acquisition Consideration”).

The foregoing summary does not purport to be complete and is subject to, and is qualified in its entirety by, the full text of the Agreement, Warrant, and the Pre-Funded Warrant, which have been filed as Exhibit 2.1, Exhibit 4.1, and Exhibit 4.2, respectively, to our Current Report on Form 8-K filed with the SEC on March 20, 2026, which Current Report on Form 8-K is incorporated herein by reference. You are encouraged to review the full text of the Current Report on Form 8-K filed on March 20, 2026, to understand more about the Transaction.

Nasdaq Listing Rules

Our common stock is listed on the Nasdaq Capital Market and we are subject to the Listing Rules of the Nasdaq Stock Market. Although we are not required to obtain stockholder approval of the Agreement or the Transaction itself, we are required under Nasdaq Listing Rules 5635(a) to seek stockholder approval of the proposed issuance of the Acquisition Consideration. Nasdaq Listing Rule 5635(a) requires stockholder approval prior to the issuance of securities “in connection with” the acquisition of the stock or assets of another company, where due to the present or potential issuance of common stock (or securities convertible into or exercisable for common stock), other than a public offering for cash, the common stock to be issued (a) constitutes voting power in excess of 20% of the outstanding voting power prior to the issuance or (b) is or will be in excess of 20% of the outstanding common stock prior to the issuance. We anticipate that if this Proposal No. 1 is approved, we will issue, assuming full exercise of the Pre-Funded Warrant and Warrant, shares of Common Stock in an amount equal to approximately 40.0% of our issued and outstanding common stock as of the Record Date, or approximately 17.67% of our capital stock, on a fully-diluted basis.

Value of the Acquisition Consideration

Subject to certain adjustments and other terms and conditions more specifically set forth in the Agreement, we expect to issue the following Acquisition Consideration (i) in the event the earnout is not earned, 1,056,242 shares of common stock, or (ii) in the event the earnout is earned, 1,161,813 shares of common stock, in each case, assuming full exercise of the Warrant and Pre-Funded Warrant. As we have agreed to issue a fixed number of shares of our common stock as Acquisition Consideration at the Closing, the fair market value of Acquisition Consideration will fluctuate at the same rate as the trading price of our common stock. The following tables present the varying value of the Acquisition Consideration, the first table assuming that the earnout is not earned, and the second table assuming that the earnout is earned, each based on the closing prices of our common stock on February 20, 2026, March 16, 2026, March 17, 2026, March 18, 2026 and April 3, 2026, the dates of the execution of the non-binding term sheet, execution of the Agreement, the Record Date, public announcement of the Transaction, and the date of filing of this Definitive Proxy Statement, respectively, each as reported on the Nasdaq Capital Market.

Acquisition Consideration (No Earnout) (1)

Date	Closing Price ($)	Aggregate Value of Acquisition Consideration ($)
February 20, 2026	$3.61	$3,813,033.62
March 16, 2026	$4.45	$4,700,276.90
March 17, 2026	$5.12	$5,407,959.04
March 18, 2026	$5.14	$5,429,083.88
April 1, 2026	$3.42	$3,612,347.64

Acquisition Consideration (Full Earnout)(1)

Date	Closing Price ($)	Aggregate Value of Acquisition Consideration ($)
February 20, 2026	$3.61	$4,194,144.93
March 16, 2026	$4.45	$5,170,067.85
March 17, 2026	$5.12	$5,948,482.56
March 18, 2026	$5.14	$5,971,718.82
April 1, 2026	$3.42	$3,973,400.46

(1) Calculations assume full exercise of all Warrant Shares underlying the Warrant at an exercise price of $18.00, resulting in gross proceeds to the Company of approximately $9,506,178.

Reasons for Seeking Stockholder Approval

We are required under Nasdaq Listing Rule 5635(a) to seek stockholder approval of the proposed issuance of the Acquisition Consideration.

It is important to understand that we are not required to, nor are we seeking, stockholder approval of the Transaction, the Agreement, or any of the ancillary documents referenced in the Agreement. Rather, we are seeking stockholder approval for the purposes of complying with the Nasdaq Listing Rules relating to the issuance of shares of common stock as the Acquisition Consideration in connection with the completion of the Transaction.

Potential Effects of the Proposal

If this Proposal No. 1 is approved, our existing stockholders will experience substantial dilution in voting rights upon the issuance of the Transaction. As described above, if approved, the Acquisition Consideration issued will total 1,161,813 shares of our common stock, assuming (i) full exercise of the Warrant, (ii) full exercise of the Pre-Funded Warrant, and (ii) Misfits earning the maximum number of Earnout Shares, which would amount to approximately 40% of the outstanding shares of our common stock following the closing of the Transaction.

Your approval of this Proposal No. 1 will assist us in meeting our obligations under the Agreement. If this Proposal No. 1 is not approved, we will be unable to complete the Transaction under the current terms of the Agreement.

Interests of Directors and Executive Officers

Our directors and executive officers have no substantial interests, directly or indirectly, in the matters set forth in this Proposal No. 1 except to the extent of their ownership of shares of our common stock.

Vote Required and Recommendation

Approval of this Proposal No. 1 requires the affirmative vote (in person or by proxy) of holders of a majority of the shares present or represented by proxy and entitled to vote at the Special Meeting. Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” the issuance of up to 1,161,813 shares of common stock as Acquisition Consideration in connection with the completion of the Transaction.

The Board unanimously recommends that stockholders vote “FOR” the issuance of 1,161,813 shares of common stock as Acquisition Consideration in connection with the completion of the Merger.

RISK FACTORS RELATED TO THE AGREEMENT AND THE TRANSACTION

Investment in our securities involves a high degree of risk. You should consider carefully the following risks and the risks and uncertainties described under the heading “Risk Factors” in any applicable prospectus supplement, our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as updated by our subsequent Quarterly Reports on Form 10-Q, and our other filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, which are incorporated herein by reference, before you decide whether to purchase any of our securities. These risks could materially adversely affect our business, financial condition, results of operations and cash flows, and you may lose part or all of your investment. For more information, see “Where You Can Find More Information.”

We may experience difficulties in integrating the purchased assets and assumed contracts into our business and in realizing the expected benefits of the Transaction.

The success of the Transaction will depend in part on our ability to realize the anticipated business opportunities from combining the purchased assets comprised of the Misfits Ads Business with our business in an efficient and effective manner. The integration process could take longer than anticipated and could result in the loss of key employees, the disruption of our current and ongoing businesses, tax costs or inefficiencies, or inconsistencies in standards, controls, information technology systems, procedures and policies, any of which could adversely affect our ability to maintain relationships with customers, employees or other third parties, or our ability to achieve the anticipated benefits of the Transaction, and could harm our financial performance. If we are unable to successfully or timely integrate the purchased assets with our business, we may incur unanticipated liabilities and be unable to realize the revenue growth, synergies and other anticipated benefits resulting from the Transaction, and our business, results of operations and financial condition could be materially and adversely affected.

We have incurred significant costs in connection with the Transaction. The substantial majority of these costs are non-recurring expenses related to the Transaction. These non-recurring costs and expenses are not reflected in the unaudited pro forma condensed combined financial information incorporated by reference in this proxy statement. We may incur additional costs in the integration of the purchased assets into the Company’s business, and may not achieve cost synergies and other benefits sufficient to offset the incremental costs of the Transaction.

The Transaction is subject to conditions to closing that could result in the Transaction being delayed or not consummated and can be terminated in certain circumstances, each of which could negatively impact our stock price and future business and operations.

The Transaction is subject to conditions to closing as set forth in the Agreement. In addition, each of the Company and Misfits has the right, in certain circumstances, to terminate the Agreement. If the Agreement is terminated or any of the conditions to the Transaction are not satisfied and, where permissible, not waived, the Transaction will not be consummated. Failure to consummate the Transaction or any delay in the consummation of the Transaction or any uncertainty about the consummation of the Transaction may adversely affect the Company’s stock price or have an adverse impact on the Company’s future business operations.

If the Transaction is not completed, the Company’s ongoing business may be adversely affected and, without realizing any of the benefits of having completed the Transaction, it would be subject to a number of risks, including the following:

●	negative reactions from the financial markets and from persons who have or may be considering business dealings with the Company;

●	financial difficulties that the Company may experience; and

●	the Company will be required to pay certain costs relating to the Transaction, whether or not the Transaction is completed.

In addition, the Company could be subject to litigation related to any failure to complete the Transaction or related to any proceeding commenced against the Company seeking to require the Company to perform its obligations under the Agreement.

The Transaction will present challenges associated with integrating operations, personnel, and other aspects of the purchased assets and assignment of contracts, which may have liabilities associated therewith, and which may be known or unknown by the Company.

The results of the combined company following the Transaction will depend in part upon the Company’s ability to integrate the purchased assets with the Company’s business in an efficient and effective manner. The Company’s attempt to integrate the purchased assets may result in significant challenges, and the Company may be unable to accomplish the integration smoothly or successfully. In particular, the necessity of coordinating geographically dispersed organizations and addressing possible differences in corporate cultures and management philosophies may increase the difficulties of integration. The integration may require the dedication of significant management resources, which may temporarily distract management’s attention from the day-to-day operations of the Company’s business. In addition, the integration of the purchased assets may adjust the way in which the Company has conducted its operations and utilized its assets, which may require retraining and development of new procedures and methodologies. The process of integrating the purchased assets and making such adjustments after the Transaction could cause an interruption of, or loss of momentum in, the activities of the Company’s businesses and the loss of key personnel. Employee uncertainty, lack of focus, or turnover during the integration process may also disrupt the businesses of the Company. Any inability of management to integrate the purchased assets successfully could have a material adverse effect on the business and financial condition of the combined company.

In addition, the Transaction will subject the Company to contractual or other obligations and liabilities arising from the purchased assets and assigned contracts, some of which may be unknown. Although the Company and its legal and financial advisors have conducted due diligence on the purchased assets, there can be no assurance that the Company is aware of all obligations and liabilities arising from the purchased assets and assumed liabilities. These liabilities, and any additional risks and uncertainties related to the purchased assets and to the Transaction not currently known to the Company or that the Company may currently be aware of, but that prove to be more significant than assessed or estimated by the Company, could negatively impact the business, financial condition, and results of operations of the Company following consummation of the Transaction.

Completion of the Transaction would result in the issuance of a substantial number of additional shares of the Company’s Common Stock, which would reduce the voting power of the Company’s current stockholders and may depress the trading price of our common stock.

Completion of the Transaction would result in the issuance of a substantial number of shares of the Company’s Common Stock. As a result, the Company’s existing stockholders will not exert the same degree of voting power with respect to the combined company that they did before the consummation of the Transaction. Further, the issuance of such a significant amount of common stock, and its potential sale in the public market from time to time, could depress the trading price of our common stock and you may lose all or a part of your investment.

PROPOSAL NO. 2:

APPROVAL OF AN ADJOURNMENT OF THE SPECIAL MEETING, IF NECESSARY, TO SOLICIT ADDITIONAL PROXIES IF THERE ARE NOT SUFFICIENT VOTES IN FAVOR OF PROPOSAL NO. 1

General

If the Special Meeting is convened and (i) a quorum is present, but there are not sufficient votes to approve Proposal No. 1, or (ii) a quorum is not present, then either our chairperson or our proxy holders may move to continue, adjourn or postpone the Special Meeting at that time to enable our Board to solicit additional proxies.

We are asking our stockholders to approve this proposal to adjourn the Special Meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve Proposal No. 1 at the time of the Meeting. If our stockholders approve this Proposal No. 2, we can continue, adjourn or postpone the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including soliciting proxies from stockholders that have previously returned properly signed proxies voting against the Proposals. Among other things, approval of this Proposal No. 2 could mean that, even if we received proxies representing a sufficient number of votes to defeat the Proposals, we could continue, adjourn or postpone the Special Meeting without a vote on such proposals and seek to convince the holders of those shares to change their votes to votes in favor of such proposals. Additionally, we may seek to adjourn the Special Meeting if a quorum is not present.

If it is necessary to continue, adjourn or postpone the Special Meeting, no notice of the continued, adjourned or postponed meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is continued, adjourned or postponed, so long as the meeting is continued, adjourned or postponed for 30 days or less and no new record date is fixed for the continued, adjourned or postponed meeting. At the continued, adjourned or postponed meeting, we may transact any business which might have been transacted at the original meeting.

Required Vote

Approval of this Proposal No. 2 requires the affirmative vote of a majority of the voting power of the shares present in person (virtually) or represented by proxy at the Special Meeting and entitled to vote on the subject matter (meaning that of the shares represented at the meeting and entitled to vote, a majority of them must be voted “FOR” the proposal for it to be approved).

Because an abstention represents a stockholder’s affirmative choice to decline to vote on a proposal, abstentions will have the same effect as a vote “AGAINST” this proposal. Since broker non-votes are not entitled to vote on this Proposal No. 2, broker non-votes, if any, will be counted for purposes of determining the presence or absence of a quorum but will not be counted for purposes of determining whether Proposal No. 2 has been approved.

Unless otherwise instructed on the proxy or unless authority to vote is withheld, shares represented by executed proxies will be voted “FOR” this Proposal No. 2.

The Board unanimously recommends that stockholders vote “FOR” this Proposal No. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

As of March 17, 2026, we had four (4) classes of voting stock outstanding: (i) Common Stock; (ii) Series AA Preferred Stock; (iii) Series AAA-2 Preferred Stock; and (iv) Series C Preferred Stock.

The following table sets forth certain information known to us regarding beneficial ownership of our Common Stock and Preferred Stock as of the close of business on March 17, 2026 for:

i.	each of our executive officers and directors individually;

ii.	all of our executive officers and directors as a group; and

iii.

each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our capital stock. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days.

The percentage of beneficial ownership in the tables below is based on 50 shares of Series AA Convertible Preferred Stock, 20 shares of Series AAA-2 Convertible Preferred Stock, 1,153 shares of Series C Convertible Preferred Stock and 1,311,157 shares of Common Stock deemed to be outstanding as of March 17, 2026, excluding shares reserved for issuance upon exercise and/or vesting of awards issued under our 2025 Plan.

Beneficial Ownership of Preferred Stock

Name and address of beneficial owner (1)	Shares Beneficially Owned (2)	Percentage of Voting Shares Outstanding

Series AA Preferred
5% Stockholders:
Donna Puzio (3)
60 South Street, Minneapolis, MN 55402	50	100.0%
Series AAA-2 Preferred
5% Stockholders:
Taihe Wang (4)
780 Quail Valley Lane, West Covina, CA 91791	20	100.0%
Series C Preferred
Yield Point NY, LLC (5)	1,153	100.0%
23 Tamy Road, Spring Valley, NY 10977

(1)	Each of the Company’s Named Executive Officers and directors who do not hold shares of Preferred Stock are excluded from this table.
(2)	Based on corporate records of the Company.
(3)	Consists of 50 shares of Series AA Convertible Preferred Stock, with a stated value of $50,000, convertible at $902.40 per share for a total of 56 shares of common stock on an as-converted basis..
(4)	Consists of 20 shares of Series AAA-2 Convertible Preferred Stock, with a stated value of $20,000, convertible at $820.80 per share for a total of 25 shares of common stock on an as-converted basis.
(5)

Consists of 1,153 shares of Series C Convertible Preferred Stock, with a stated value of $1,153,000, convertible at $12.00 per share, which conversion price is subject to modification in certain instances, and consisting of 96,084 shares of common stock on an as-converted basis. As manager of Yield Point NY LLC, Ari Kluger may be deemed to be the beneficial owner of the shares reported herein.

Beneficial Ownership of Common Stock

Name, address and title of beneficial owner (1)	Shares of Common Stock	Total Number of Shares Subject to Exercisable Derivative Securities	Total Number of Shares Beneficially Owned		Percentage of Voting Common Stock Outstanding (2)

Named Officers and Directors:
Ann Hand	774	729	1,503		*
Director
Matt Edelman	144	477	621	(3)	*
Chief Executive Officer, President and Chairman
Clayton Haynes	9	-	102	(4)	*
Chief Financial Officer
Hunter Williams		-		(5)	*
Director
Kristin Patrick	1,023	-	1,023	(6)	*
Director
Mark Jung	1,022	-	1,022	(7)	*
Director
Bant Breen	1,013	-	1013	(8)	*
Director
Marti Frucci
Director				(9)
Executive Officers and Directors as a Group (8 persons)	3,985	1,206	5,284		*	%

* Less than 1.0%

(1)	Unless otherwise indicated, the business address for each of the executive officers and directors is c/o Super League Enterprise, Inc., 2450 Colorado Avenue, Suite 100E, Santa Monica, CA 90404.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership by that person, shares of voting Common Stock subject to outstanding rights to acquire shares of voting Common Stock held by that person that are currently exercisable or exercisable within 60 days are deemed outstanding. Such shares are not deemed outstanding for the purpose of computing the percentage of ownership by any other person.

(3)

Includes (i) 87 shares issuable upon conversion of stock options exercisable within 60 days of March 12, 2026, and (ii) 2 shares of Common Stock held by 3MB Associates, LLC. Excludes 39,556 PSUs that will not be vested within 60 days of March 12, 2026.

(4)	Excludes 19,778 PSUs that will not be vested within 60 days of March 12, 2026.
(5)	Excludes 4,231 PSUs that will not be vested within 60 days of March 12, 2026.
(6)	KP Excludes 1,446 PSUs that will not be vested within 60 days of March 12, 2026.
(7)	Excludes 1,446 PSUs that will not be vested within 60 days of March 12, 2026.
(8)	Excludes 1,446 PSUs that will not be vested within 60 days of March 12, 2026.
(9)	Excludes 5,973 PSUs that will not be vested within 60 days of March 12, 2026.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to incorporate by reference into this Proxy Statement information contained in documents that we file with it. This means that we can disclose important information to you by referring you to those documents. We hereby incorporate by reference into this Proxy Statement the following documents:

●	our Annual Report on Form 10-K for the year ended December 31, 2024, filed on March 31, 2025 as amended on April 30, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, filed on May 15, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, filed on August 14, 2025;

●	our Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, filed on November 14, 2025;

●	our Current Report on Form 8-K filed on January 8, 2025;

●	our Current Report on Form 8-K filed on February 14, 2025;

●	our Current Report on Form 8-K filed on April 3, 2025;

●	our Current Report on Form 8-K filed on April 11, 2025;

●	our Current Report on Form 8-K filed on May 6, 2025;

●	our Current Report on Form 8-K filed on May 12, 2025;

●	our Current Report on Form 8-K filed on May 15, 2025;

●	our Current Report on Form 8-K filed on May 16, 2025;

●	our Current Report on Form 8-K filed on May 22, 2025;

●	our Current Report on Form 8-K filed on May 30, 2025;

●	our Current Report on Form 8-K filed on June 2, 2025;

●	our Current Report on Form 8-K filed on June 10, 2025;

●	our Current Report on Form 8-K filed on June 20, 2025;

●	our Current Report on Form 8-K filed on July 7, 2025;

●	our Current Report on Form 8-K filed on July 8, 2025;

●	our Current Report on Form 8-K filed on July 11, 2025;

●	our Current Report on Form 8-K filed on July 14, 2025;

●	our Current Report on Form 8-K filed on September 18, 2025;

●	our Current Report on Form 8-K filed on September 30, 2025;

●	our Current Report on Form 8-K filed on October 14, 2025;

●	our Current Report on Form 8-K filed on October 22, 2025;

●	our Current Report on Form 8-K filed on October 28, 2025;

●	our Current Report on Form 8-K filed on November 4, 2025;

●	our Current Report on Form 8-K filed on December 16, 2025;

●	our Current Report on Form 8-K filed on January 7, 2026;

●	our Current Report on Form 8-K filed on January 23, 2026;

●	our Current Report on Form 8-K filed on January 28, 2026; and

●

the description of our Common Stock which is registered under Section 12 of the Exchange Act, in our Registration Statement on Form 8-A, filed on February 21, 2019, including any amendment or reports filed for the purposes of updating this description.

Any statement incorporated by reference in this Proxy Statement from an earlier dated document that is inconsistent with a statement contained in this Proxy Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Proxy Statement, shall be deemed to be modified or superseded for purposes hereof by such statement contained in this Proxy Statement or in any other document filed after the date of the earlier dated document, but prior to the date hereof, which also is incorporated by reference into this Proxy Statement.

Any person to whom this Proxy Statement is delivered may request copies of this Proxy Statement and any of the documents incorporated by reference herein, without charge, by written request to:

Super League Enterprise, Inc.

2450 Colorado Avenue, Suite 100E

Santa Monica, California 90404

or by calling us at (213) 421-1920. In addition, stockholders as of the Record Date may download copies of each of the documents incorporated by reference herein from our website at http://ir.superleague.com or from the SEC’s website at http://www.sec.gov. Documents incorporated by reference into this Proxy Statement are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. The SEC maintains a Web site that contains reports, proxy statements and other information about issuers, like the Company, who file electronically with the SEC. The address of that site is http://www.sec.gov. Copies of these documents may also be obtained by writing our secretary at the address specified above.

STOCKHOLDER PROPOSALS FOR THE 2027 ANNUAL MEETING OF STOCKHOLDERS

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals to be included in our next proxy statement must be received by us at our principal executive offices no later than 90 days, nor more than 120 days, prior to the first anniversary of the preceding year’s annual meeting. A stockholder proposal not included in the Company’s proxy statement for the 2027 Annual Meeting of Stockholders will be ineligible for presentation at the meeting unless the stockholder gives timely notice of the proposal in writing to the Secretary of the Company at the principal executive offices of the Company. To be timely, the Company must have received the stockholder’s notice not less than 90 days nor more than 120 days in advance of the date the proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders. However, if the date of the 2027 Annual Meeting of Stockholders is changed by more than 30 days from the date of this year’s Annual Meeting, the Company must receive the stockholder’s notice no later than the close of business on (i) the 90th day prior to such annual meeting and (ii) the seventh day following the day on which public announcement of the date of such meeting is first made.

We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and all other applicable requirements.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are stockholders of the Company will be “householding” the Company’s proxy materials. A single set of the Company’s proxy materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate set of the Company’s proxy materials, please notify your broker or direct a written request to the Company at 2450 Colorado Avenue, Suite 100E, Santa Monica, California 90404, or contact us at (213) 421-1920. The Company undertakes to deliver promptly, upon any such oral or written request, a separate copy of its proxy materials to a stockholder at a shared address to which a single copy of these documents was delivered. Stockholders who currently receive multiple copies of the Company’s proxy materials at their address and would like to request “householding” of their communications should contact their broker, bank or other nominee, or contact the Company at the above address or phone number.

OTHER MATTERS

At the date of this Proxy Statement, the Company knows of no other matters, other than those described above, that will be presented for consideration at the Special Meeting. If any other business should come before the Special Meeting, it is intended that the proxy holders will vote all proxies using their best judgment in the interest of the Company and the stockholders.

The Annual Report, which includes audited financial statements, does not form any part of the material for the solicitation of proxies.

The Board invites you to attend the virtual Special Meeting. Whether or not you expect to attend the Special Meeting virtually, please submit your vote by Internet, telephone or e-mail as promptly as possible so that your shares will be represented at the Special Meeting.

REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE VIRTUAL SPECIAL MEETING, PLEASE READ THE ACCOMPANYING PROXY STATEMENT AND THEN VOTE BY INTERNET, TELEPHONE OR MAIL AS PROMPTLY AS POSSIBLE. VOTING PROMPTLY WILL SAVE US ADDITIONAL EXPENSE IN SOLICITING PROXIES AND WILL ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE SPECIAL MEETING.

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SLE2026SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on April 29, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V91019-Z92582 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

SUPER LEAGUE ENTERPRISE, INC.

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V91020-Z92582

SUPER LEAGUE ENTERPRISE, INC.
Special Meeting of Stockholders
April 30, 2026 8:00 AM PDT
This proxy is solicited by the Board of Directors

The undersigned stockholder(s) of Super League Enterprise, Inc., a Delaware Corporation (the "Company"), hereby appoint(s) Matthew Edelman and Clayton Haynes as proxies, with power of substitution, for and in the undersigned to attend the Special Meeting of Stockholders of the Company to be held at www.virtualshareholdermeeting.com/SLE2026SM, on Thursday, April 30, 2026 beginning at 8:00 AM PDT, or at any adjournment or postponement thereof, and there to vote, as designated below.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)